Calculation of Filing Fee Tables
S-3
BALL Corp
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.250% Senior Notes due 2032	457(r)	942,395,000		$ 942,395,000.00	0.0001531	$ 144,280.67
Fees to be Paid	2	Debt	Guarantees of the Debt Securities	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 942,395,000.00		$ 144,280.67
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 144,280.67
Offering Note
[1]	The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act"). The amount registered, maximum aggregate offering price and registration fee have been calculated by converting the amount registered from Euros to U.S. Dollars based upon the Euro to U.S. Dollar exchange rate as of noon (New York City time) on May 12, 2025 on the Bloomberg page "BFIX" of EUR1.00/$1.1087.

[2]	Ball Advanced Aluminum Technologies Corp., Ball Asia Services Limited, Ball Beverage Can Americas Inc., Ball BP Holding Company, Ball Container LLC, Ball Corporation, Ball Glass Containers, Inc., Ball Holdings LLC, Ball Inc., Ball Metal Beverage Container Corp., Ball Metal Container Corporation, Ball Packaging, LLC, Ball Pan-European Holdings, LLC, Latas de Aluminio Ball, Inc., Rexam Beverage Can Company and USC May Verpackungen Holding Inc. pursuant to Rule 457(n) under the Securities Act will guarantee the notes issued by Ball Corporation. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.